EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K) of United Security Bancshares, Inc. of our reports dated February 22, 2006, with respect to the consolidated financial statements of United Security Bancshares, Inc., United Security Bancshares, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of United Security Bancshares, Inc., included in the 2005 Annual Report to Shareholders of United Security Bancshares, Inc.

We consent to the incorporation by reference in the following Registration Statements:

Form S-3 No. 333-111071 (as amended) pertaining to shares of common stock issued under the United Security Bancshares, Inc. Employee Stock Ownership Plan (With 401(k) Provisions);

Form S-8 No. 33-43613 pertaining to the United Security Bancshares, Inc. Employee Stock Ownership Plan (With 401(k) Provisions);

Form S-8 No. 33-37995 pertaining to the United Security Bancshares, Inc. Long Term Incentive Compensation Plan;

Form S-8 No. 333-110013 pertaining to the United Security Bancshares, Inc. Employee Stock Ownership Plan (With 401(k) Provisions); and

Form S-8 No. 333-112127 pertaining to the United Security Bancshares, Inc. Non-Employee Directors’ Deferred Compensation Plan.

/s/ Mauldin & Jenkins

Birmingham, Alabama
February 22, 2006